UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2023 (June 28, 2023)

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33357	65-0643773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 University Plaza
Suite 100
Hackensack, NJ		07601
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code 201-696-9345

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	PLX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.07Submission of Matters to a Vote of Security Holders

Protalix Biotherapeutics, Inc. (the “Company”) convened its 2023 Annual Meeting of Stockholders (the “Meeting”) at 8:30 A.M. EDT on June 28, 2023 at the offices of LifeSci Advisors, 250 W. 55th Street, Suite 3401, New York, NY 10019. At the Meeting, the Company’s stockholders: (1) elected the seven persons nominated by the Company’s Board of Directors to serve as directors of the Company; (2) approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers; (3) approved, on a non-binding advisory basis, one year as the frequency that stockholders of the Company will have a non-binding, advisory vote on the compensation of the Company’s named executive officers; (4) adopted amendments to the Protalix BioTherapeutics, Inc. 2006 Stock Incentive Plan, as amended, to increase the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), available under such plan from 8,475,171 shares to 12,475,171 shares and adopted certain other terms of said plan; and (5) ratified the appointment of Kesselman & Kesselman, Certified Public Accountant (Isr.), a Member of PricewaterhouseCoopers International Limited, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Meeting was then adjourned to July 13, 2023 at 1:00 p.m., Israel time, at the offices of its Israeli counsel, Horn & Co., Law Offices, Amot Investments Tower, 2 Weizmann Street, 24th Floor, Tel Aviv 6423902, Israel, to provide the Company with additional time to solicit proxies from its stockholders to approve an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of shares of Common Stock authorized for issuance from 144,000,000 to 185,000,000, as described in the notice of meeting that was sent to each stockholder of record as of the close of business on May 15, 2023. The adjournment was approved by a vote of 39,819,471 shares of Common Stock, with no shares voting against the adjournment or abstaining, thus constituting approval by more than a majority of the shares of Common Stock represented in person or by proxy at the Meeting and entitled to vote on the adjournment. The record date for the Meeting remains May 15, 2023.

Set forth below, with respect to each proposal adopted at the Meeting, are the number of votes cast for or against or withheld, as applicable, the number of abstentions and the number of broker non-votes, and the number of votes cast, on an advisory basis, for the frequency that stockholders of the Company will have a non-binding, advisory vote on the compensation of the Company’s named executive officers (every one, two or three years).

(1)Election of Directors

	For	Withheld	Broker Non-Votes
Zeev Bronfeld	30,118,208	2,723,267	8,872,021
Dror Bashan	30,175,739	2,665,736	8,872,021
Amos Bar Shalev	30,118,524	2,722,951	8,872,021
Shmuel “Muli” Ben Zvi, Ph.D.	30,614,690	2,226,785	8,872,021
Pol F. Boudes, M.D.	30,619,760	2,221,715	8,872,021
Gwen A. Melincoff	30,517,556	2,323,919	8,872,021
Aharon Schwartz, Ph.D.	30,659,904	2,181,571	8,872,021

(2)Approval, on a non-binding, advisory basis, the compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
26,186,630	4,269,510	491,310	8,872,021

(3)Approval, on a non-binding advisory basis, the frequency (every one, two or three years) that stockholders of the Company will have a non-binding, advisory vote on the compensation of the Company’s named executive officers

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
30,261,982	600,162	825,319	1,154,012	8,872,021

(4)Adoption of amendments to the Protalix BioTherapeutics, Inc. 2006 Stock Incentive Plan, as amended, to increase the number of shares of common stock available under the plan from 8,475,171 shares to 12,475,171 shares and to amend certain other terms of said plan

For	Against	Abstain	Broker Non-Votes
25,811,597	6,921,213	108,665	8,872,021

(5)Ratification of the appointment of Kesselman & Kesselman, Certified Public Accountant (Isr.), a Member of PricewaterhouseCoopers International Limited

For	Against	Abstain
36,781,844	2,683,094	354,533

The Company’s Board of Directors has considered the outcome of the advisory vote on the frequency (every one, two or three years) that stockholders of the Company will have a non-binding, advisory vote on the compensation of the Company’s named executive officers, and has determined that the Company will hold future Say-on-Pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of Say-on-Pay votes, consistent with the outcome of the vote.

Item 9.01Financial Statements and Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2023	PROTALIX BIOTHERAPEUTICS, INC.

	By:	/s/ Eyal Rubin
		Name:	Eyal Rubin
		Title:	Sr. Vice President and Chief Financial Officer